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                                                                    EXHIBIT 10.9

                         DISTRIBUTION SERVICES AGREEMENT

            THIS DISTRIBUTION SERVICES AGREEMENT is made and entered into this _____ day of May, 2002, by and between Apheresis Technologies, Inc., a Florida corporation located at 612 Florida Avenue, Palm Harbor Florida (the "Provider"), and OccuLogix Corporation, a Florida corporation ("OccuLogix").

                                   WITNESSETH:

            WHEREAS, the Provider is a provider of customer service, warehousing, order fulfillment, billing and shipping services; and

            WHEREAS, OccuLogix is initiating marketing into Canada and Mexico and is in the process of obtaining FDA approval for the sale and distribution of its Rheopheresis product group, including certain disposable filters, tubing and pump machines (the "Product'); and

            WHEREAS, OccuLogix desires to obtain from the Provider certain services; and

            WHEREAS, the Provider desires to provide certain services to OccuLogix.

            NOW, THEREFORE, in consideration of the mutual obligations and promises set forth herein, the Provider and OccuLogix agree as follows:

1. Term. The term of this Agreement shall commence on the date hereof and shall continue until the date ten years subsequent to the "Approval Date." For purposes of this Agreement, the term "Approval Date" shall mean the date on which the FDA grants to OccuLogix PMA approval to sell the Product in the US; provided, however, that if the Approval Date shall not have occurred by May 1, 2012, this Agreement shall terminate.

2. Services. The parties agree that the Provider shall be the exclusive provider to OccuLogix of warehousing, order fulfillment, shipping, billing services and customer service related to shipping and billing all as further provided herein.

3. Warehousing. OccuLogix, at its expense, shall ship a quantity of Product inventory determined by OccuLogix to the premises of the Provider at 612 Florida Avenue, Palm Harbor Florida, or other such facility as deemed necessary or appropriate by the Provider. The Provider shall store, maintain, manage and account for such inventory in accordance with warehouse procedures to be agreed upon from time to time by the parties, but will at a minimum materially satisfy all FDA and or other regulatory requirements as may be necessary. As such, the Provider agrees to remain in compliance with all pertinent regulations at all times.

4. Order Fulfillment; Customer Service. Orders for the Product, whether received by OccuLogix or directly by the Provider, shall be forwarded to the Provider for processing. Upon Provider's receipt of confirmation of the purchase from OccuLogix, the order shall be picked from inventory on a FIFO basis, packed, labeled and otherwise prepared for

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      shipping by the Provider, all in accordance with order fulfillment procedures to be agreed upon from time to time by the parties.

5. Shipping; Billing. The Provider agrees to ship all orders processed hereunder in accordance with shipping procedures to be agreed upon from time to time by the parties. At the time of shipment, the Provider shall invoice the customer in accordance with procedures approved by OccuLogix and shall enter such invoice information into a billing and collection system specified by OccuLogix.

6. Reporting. The Provider shall report its activities hereunder to OccuLogix in reasonable detail on a daily basis using such report formats as are agreed upon from time to time by the parties.

7. Fees. OccuLogix shall pay to the Provider service fees for the services provided hereunder in accordance with the following terms:

            (a) OccuLogix shall pay to the Provider a basic service fee of 5% of the cost of delivered goods. For purposes of this Agreement, the tern "cost of delivered goods" shall mean the purchase price paid by OccuLogix for the goods, together with all shipping and related charges to the Provider's warehouse. For the purposes of this agreement, the basic service fee shall be compensation for all preparation and handling of shipments, customer service of shipping, handling and returns, all invoicing activities and warehousing (including labor costs for employees directly involved in the performance of such services).

            (b) In addition, Occulogix shall pay the Provider the cost of shipping between Provider and customer including any required packaging and labeling (materials and labor).

            (c) The Provider shall invoice OccuLogix for services monthly. Invoices are due 30 days after the date of the invoice. The invoice shall be in a format with sufficient detail for use by OccuLogix for financial reporting and management planning purposes.

8. Examination of Records. Upon not less than 48 hours notice, each party shall be entitled to examine the records of the other party regarding the performance of the parties under this Agreement on regular business days (Monday through Friday) and during regular business hours (8:30 A.M. - 5:00 P.M. Eastern Time).

9. Notices. Notice by either party will be made only in writing by certified mail, return receipt requested or facsimile addressed to the other party and will be considered given as of the time it is received. Addresses for notices are as follows:

                                               Provider:
                                               Apheresis Technologies, Inc

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                                               612 Florida Avenue
                                               Palm Harbor FL 34683
                                               FAX: 784-0898

                                               OccuLogix Corporation
                                               612 Florida Avenue
                                               Palm Harbor FL 34683
                                               FAX: 784-0898

            Changes to the notice addresses may be accomplished by notice in accordance with this paragraph.

10.   Risk of Loss and Insurance.

            (a) The risk of loss of OccuLogix inventory shall at all times be borne by OccuLogix; provided, however, that any damage occurring as a result of negligence of the Provider shall be the responsibility of the Provider.

            (b) Each party shall be responsible for maintaining insurance upon its own inventory, equipment, furniture, fixtures, supplies and other property located upon the premises of the Provider.

            (c) Each party shall carry General Liability Insurance in the amount of not less than $1,000,000 per occurrence/$2,000,000 aggregate during the term of this agreement.

            (d) Each party shall furnish evidence to the other party of its compliance with this paragraph.

11. Confidential Information. The parties hereto consider this Agreement and all of its terms and conditions to be confidential. Except as may have been, or shall be, authorized in writing, or as hereinafter mentioned, each of the parties hereto shall keep confidential and shall not use otherwise than in the performance of this Agreement and shall take all reasonable steps to insure that its employees keep confidential and not use, all information supplied to them or which they have learned during the negotiations leading to this Agreement or learned hereafter concerning the business of the other. This obligation shall survive the termination of this Agreement and for 5 years after any termination of this Agreement. Nothing herein shall preclude disclosure of information to the extent that the disclosure is required to be made under laws or regulations in force and applicable to the party, or pursuant to a subpoena; provided, however, the party required to disclose any such confidential information shall immediately, upon receipt of a subpoena, notice, demand or order to produce the information, and prior to complying with the subpoena, notice, demand, or order, notify the other party of said subpoena, notice, demand or order and at the request of the other party, contest or join with the other party in contesting the propriety and/or authority of disclosing the information. Each party shall bear its own costs of complying with the provisions of this paragraph.

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12.   Independent Contractor. The parties each agree and acknowledge that this
      Agreement does not constitute a joint venture or partnership. This Agreement has been reached by arms' length negotiations and is an independent services contract in which the Provider acts as an independent contractor.

13. Assignability. This Agreement and the rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party.

14. Force Majeure. Except for the payment of money due hereunder, the Provider and OccuLogix shall be excused for failure to perform under this Agreement where such failure results from circumstances beyond the affected party's control including, without limitation, such circumstances as fire, storm, flood, earthquake, strikes, work stoppages or slow downs, delay or failure of transportation or supplies, acts of the public enemy, acts of God or acts, regulations, priorities or actions of the United States, a state or any local government or agents or instrumentalities thereof.

15. Governing Law. This Agreement shall be interpreted, and the rights, obligations and liabilities of the parties determined in accordance with the laws of the State of Florida (without regard to the conflicts of laws provisions thereof). The parties agree that any litigation arising out of this Agreement or performance of it by either party shall be litigated in either the Circuit Court of Pinellas County, Florida, or the United States District Court for the Middle District of Florida, Tampa Division.

16. Amendments. No alteration, modification or change of this Agreement shall be valid except by an agreement in writing executed by both parties hereto.

17. Dispute Resolution. The Provider and OccuLogix will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Provider and OccuLogix within 45 days after written notice by either to the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the Provider and OccuLogix will share the cost of the mediation equally. By mutual agreement, the Provider and OccuLogix may postpone mediation until some specified but limited discovery about the dispute has been completed. The parties may also agree to replace mediation with some other form of alternative dispute resolution. Any dispute which cannot be resolved between the parties through negotiation, mediation or other form of agreed alternative dispute resolution within 120 days of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. Nothing in this section will prevent either party from resorting to judicial proceedings if (A) good faith efforts to resolve the dispute under these procedures have been unsuccessful, (B) interim relief from a court is necessary to prevent serious and irreparable injury to one party or to others, or (C) litigation is required to be filed prior to the running of the applicable statute of limitations. The use of any alternative dispute resolution procedure will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

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18.   Severability. In the event that any provision or any portion of any provision of this agreement is held illegal, unenforceable, or invalid by any Court, such provision or portion thereof shall be deemed to be deleted from this agreement, and the validity of the remainder of this agreement shall remain unaffected thereby.

19. Entire Agreement. This Agreement constitutes the entire Agreement and understanding of the parties with regard to the matters covered herein.

20. Attorneys' Fees. If any suit, action or arbitration is initiated by any party to enforce this Agreement or otherwise with respect to the subject matter of this Agreement, the prevailing party in such suit, action or arbitration shall be entitled to recover reasonable attorneys' fees and expenses, including but not limited to travel, incurred in the preparation and prosecution or defense of such suit, action or arbitration, and if any appeal is taken from the decision of the trial court or arbitrator, reasonable attorneys' fees for such appeal.

21. Events of Default. The occurrence of one or more of the following events (an "Event of Default") shall constitute a default hereunder:

            (a) Covenants. The failure of either party hereto to perform or observe any covenant, term or condition binding on it contained herein if such default is not remedied within 30 days after written notice thereof from the non-defaulting party.

            (b) Liquidation; Bankruptcy. In the case of the Provider, the liquidation or dissolution of the Provider, or the filing by or against the Provider of a petition seeking relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law.

            (c) Business Suspension. In the case of the Provider, the suspension of the Provider's business by a governmental agency or instrumentality, including without limitation the United States Food and Drug Administration, as a result of any alleged violation by the Provider of any law, rule or regulation administered or promulgated by such agency or instrumentality.

22. Remedies. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, the nondefaulting party may terminate this Agreement and may pursue all rights, remedies or recourses available to such party at law, in equity or otherwise. Such remedies are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefore shall arise.

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            IN WITNESS WHEREOF, each of the parties hereto have caused this
Agreement to be signed by its respective duly authorized representative.

                                               Apheresis Technologies, Inc.



                                               By: /s/ John Cornish
                                                   ___________________________

                                               OccuLogix Corporation


                                               By: /s/ Richard Davis
                                                   ___________________________